Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2020 Results and Provides
Business Update

LOUISVILLE, KY. (October 28, 2020) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 week periods ended September 29, 2020 and provided a business update in response to the continued COVID-19 pandemic.

Financial Results

Financial results for the 13 and 39 week periods ended September 29, 2020 were as follows:

	Third Quarter			Year to Date
($000's)	2020	2019	% Change	2020	2019	% Change
Total revenue	$631,185	$650,489	(3.0)%	$1,760,134	$2,030,925	(13.3)%
Income from operations	34,976	44,884	(22.1)%	3,448	158,612	(97.8)%
Net income	29,230	36,531	(20.0)%	11,706	131,766	(91.1)%
Diluted earnings per share	$0.42	$0.52	(19.9)%	$0.17	$1.85	(90.9)%

Results for the third quarter included the following:

•	For the July, August, and September periods, comparable restaurant sales at company restaurants decreased 13.0%, 6.6%, and 0.5%, respectively. Sales during the period were positively impacted by the continued easing of dining room capacity restrictions throughout the country. For the quarter, comparable restaurant sales decreased 6.3% at domestic company restaurants and 9.6% at domestic franchise restaurants;
•	Five company restaurants, including one Bubba’s 33 restaurant, and one international franchise restaurant were opened. Three international franchise locations remain temporarily closed as of the end of the quarter;
•	Restaurant margin, as a percentage of restaurant and other sales, was 14.5% and restaurant margin dollars were $91.1 million. Restaurant margin was impacted by a decrease in comparable restaurant sales and higher costs related to the pandemic. These costs included $1.8 million of costs incurred for enhanced benefits for hourly restaurant employees which were more than offset by employee retention payroll tax credits of $4.5 million related to relief pay for hourly restaurant employees provided in the first half of the year;
•	General and administrative expenses included a $3.0 million benefit related to the sale of a legal claim; and,
•	The Company ended the quarter with debt of $240.0 million and $328.6 million of cash on hand.

Results for the year-to-date period included the following highlights:

•	Comparable restaurant sales decreased 16.0% at domestic company restaurants and 16.8% at domestic franchise restaurants;
•	13 company restaurants, including three Bubba’s 33 restaurants, one domestic franchise restaurant and one international franchise restaurant were opened. One company restaurant and two international franchise restaurants were permanently closed;
•	Restaurant margin, as a percentage of restaurant and other sales, was 10.4% and restaurant margin dollars were $181.6 million. Restaurant margin was impacted by a decrease in comparable restaurant sales and higher costs related to the pandemic. These costs included $12.7 million of costs incurred for relief pay and enhanced benefits for hourly restaurant employees, net of employee retention payroll tax credits; and,
•	The Company repurchased 252,409 shares of common stock for $12.6 million, the last of which occurred on March 17th. No proceeds from the revolving credit facility were utilized to repurchase shares.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “As our dining rooms continue to operate under decreasing capacity limitations, we are pleased to see our average weekly sales getting closer to historical levels. In addition, our operators continue to drive traffic through strong To-Go sales and outdoor dining. On the development front, we expect to open at least 20 company restaurants in 2020 despite pausing construction on a number of sites earlier in the year. Thanks to the strength of our operators, we remain confident in the positioning of our brands as we close out the year and head into 2021.”

Business Update

Comparable restaurant sales during the third quarter were positively impacted by the continued easing of dining room capacity restrictions throughout the country. For the quarter, the Company operated under various capacity restrictions in the dining rooms along with enhanced To-Go, which included a curbside and/or drive-up operating model, as permitted by local guidelines. By period, the comparable restaurant sales, average weekly sales, and To-Go sales for all company restaurants were as follows:

	July	August	September	Q3 2020
All restaurants
Comparable restaurant sales	(13.0)%	(6.6)%	(0.5)%	(6.3)%
Average weekly sales	$86,065	$93,849	$95,803	$92,213
To-Go sales as a % of average weekly sales	26.2%	23.6%	21.1%	23.3%

For the October period, comparable restaurant sales at company restaurants increased 0.8%, average weekly sales at all company restaurants were $98,797, and To-Go sales as a percentage of average weekly sales were 20.0%.

For the third quarter, the Company’s cash on hand position increased approximately $46.1 million due to increased sales performance and working capital inflows, partially offset by cash used for capital expenditures. As of the end of the quarter, the Company had opened 13 company restaurants and an additional 18 company restaurants had either resumed construction or were approved to resume construction soon. As many as eight of these restaurants are expected to open in 2020 and the remaining 10 are expected to open in the first half of 2021. The Company’s development pipeline also includes an additional 15 restaurants that are fully approved or in permitting.

In addition, the Company continues to look for ways through various strategic initiatives to drive awareness of its brands and increase profitability.  This includes Texas Roadhouse Butcher Shop, an on-line platform for the purchase and delivery of hand-cut quality steaks.

Kent Taylor commented, “During any crisis, if you look close enough, an opportunity like the Texas Roadhouse Butcher Shop arises.  Back in March and April, our guests looked to us to stock up on steaks at home. As a result, we saw an opportunity to provide the same Texas Roadhouse quality and value with our on-line Butcher Shop, which will launch in early November.”

2020 Outlook

As previously announced, due to the uncertainty surrounding the pandemic, the Company withdrew the financial outlook for the fiscal year ending December 29, 2020. However, based on the improved cashflow at company restaurants, the Company is providing the following expectations for 2020:

•	At least 20 company restaurant openings; and,
•	Total capital expenditures of approximately $160 million.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, October 28, 2020 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls and use 7594428 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 620 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19/Coronavirus outbreak and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Current Report on Form 8-K filed on October 28, 2020. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 29, 2020	September 24, 2019	September 29, 2020	September 24, 2019
Revenue:
Restaurant and other sales	$626,429	$645,230	$1,747,145	$2,014,720
Franchise royalties and fees	4,756	5,259	12,989	16,205

Total revenue	631,185	650,489	1,760,134	2,030,925

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Food and beverage	201,308	205,158	575,529	650,136
Labor	217,275	218,342	652,976	667,712
Rent	13,723	12,994	40,445	39,173
Other operating	102,978	100,742	296,615	306,355
Pre-opening	4,894	4,736	14,296	12,801
Depreciation and amortization	29,364	28,347	87,434	84,574
Impairment and closure, net	716	61	871	394
General and administrative	25,951	35,225	88,520	111,168

Total costs and expenses	596,209	605,605	1,756,686	1,872,313

Income from operations	34,976	44,884	3,448	158,612

Interest expense (income), net	1,502	(81)	2,601	(1,526)
Equity income (loss) from investments in unconsolidated affiliates	1	(154)	(597)	100

Income before taxes	33,475	44,811	250	160,238
Income tax expense (benefit)	3,072	6,785	(13,999)	23,331

Net income including noncontrolling interests	30,403	38,026	14,249	136,907
Less: Net income attributable to noncontrolling interests	1,173	1,495	2,543	5,141
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$29,230	$36,531	$11,706	$131,766

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:

Basic	$0.42	$0.53	$0.17	$1.86
Diluted	$0.42	$0.52	$0.17	$1.85

Weighted average shares outstanding:
Basic	69,446	69,573	69,410	70,896
Diluted	69,898	69,939	69,830	71,287

Cash dividends declared per share	$-	$0.30	$0.36	$0.90

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 29, 2020	December 31, 2019
Cash and cash equivalents	$328,636	$107,879
Other current assets, net	70,905	140,020
Property and equipment, net	1,076,924	1,056,563
Operating lease right-of-use assets, net	526,501	499,801
Goodwill	124,748	124,748
Intangible assets, net	890	1,234
Other assets	59,407	53,320

Total assets	$2,188,011	$1,983,565

Current liabilities	396,402	417,220
Operating lease liabilities, net of current portion	567,480	538,710
Long-term debt, excluding current maturities	190,000	-
Other liabilities	115,626	96,466
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	902,916	915,994
Noncontrolling interests	15,587	15,175

Total liabilities and equity	$2,188,011	$1,983,565

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 29, 2020	September 24, 2019
Cash flows from operating activities:
Net income including noncontrolling interests	$14,249	$136,907
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	87,434	84,574
Share-based compensation expense	22,070	25,016
Deferred income taxes	(15,572)	(3,660)
Other noncash adjustments, net	3,717	4,541
Change in working capital	34,137	(5,381)
Net cash provided by operating activities	146,035	241,997

Cash flows from investing activities:
Capital expenditures - property and equipment	(117,521)	(144,917)
Proceeds from sale of property and equipment	32	351
Proceeds from sale leaseback transaction	2,167	-
Net cash used in investing activities	(115,322)	(144,566)

Cash flows from financing activities:
Proceeds from revolving credit facility	240,000	-
Repurchase of shares of common stock	(12,621)	(130,963)
Dividends paid	(24,989)	(60,675)
Other financing activities, net	(12,346)	(16,378)
Net cash provided by (used in) financing activities	190,044	(208,016)

Net increase (decrease) in cash and cash equivalents	220,757	(110,585)
Cash and cash equivalents - beginning of period	107,879	210,125
Cash and cash equivalents - end of period	$328,636	$99,540

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 29, 2020	September 24, 2019	September 29, 2020	September 24, 2019

Income from operations	$34,976	$44,884	$3,448	$158,612

Less:
Franchise royalties and fees	4,756	5,259	12,989	16,205

Add:
Pre-opening	4,894	4,736	14,296	12,801
Depreciation and amortization	29,364	28,347	87,434	84,574
Impairment and closure, net	716	61	871	394
General and administrative	25,951	35,225	88,520	111,168

Restaurant margin	$91,145	$107,994	$181,580	$351,344

Restaurant margin (as a percentage of restaurant and other sales)	14.5%	16.7%	10.4%	17.4%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Third Quarter		Change		Year to Date		Change
	2020	2019	vs LY		2020	2019	vs LY
Restaurant openings
Company - Texas Roadhouse	4	3	1		10	10	0
Company - Bubba's 33	1	1	0		3	1	2
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		1	1	0
Franchise - Texas Roadhouse - International	1	2	(1)		1	5	(4)
Total	6	6	0		15	17	(2)

Restaurant closures
Company - Texas Roadhouse	0	0	0		(1)	0	(1)
Company - Bubba's 33	0	0	0		0	0	0
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - International	0	0	0		(2)	(2)	0
Total	0	0	0		(3)	(2)	(1)

Restaurants open at the end of the quarter (1)
Company - Texas Roadhouse	493	474	19
Company - Bubba's 33	31	26	5
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	70	0
Franchise - Texas Roadhouse - International	27	25	2
Total	623	597	26

Company restaurants
Restaurant and other sales	$626,429	$645,230	(2.9)%		$1,747,145	$2,014,720	(13.3)%
Store weeks	6,810	6,509	4.6%		20,274	19,355	4.7%
Comparable restaurant sales (2)	(6.3)%	4.4%			(16.0)%	4.8%
Texas Roadhouse restaurants only:
Comparable restaurant sales (2)	(6.5)%	4.2%			(15.8)%	4.7%
Average unit volume (3)	$1,211	$1,302	(7.0)%		$3,433	$4,088	(16.0)%
Weekly sales by group:
Comparable restaurants (464 units)	$93,659
Average unit volume restaurants (19 units) (4)	$80,556
Restaurants less than 6 months old (10 units)	$93,616

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	32.1%	31.8%	34	bps	32.9%	32.3%	67	bps
Labor	34.7%	33.8%	85	bps	37.4%	33.1%	423	bps
Rent	2.2%	2.0%	18	bps	2.3%	1.9%	37	bps
Other operating	16.4%	15.6%	83	bps	17.0%	15.2%	177	bps
Total	85.5%	83.3%	219	bps	89.6%	82.6%	705	bps

Restaurant margin	14.5%	16.7%	(219	)bps	10.4%	17.4%	(705	)bps

Restaurant margin ($ in thousands)	$91,145	$107,994	(15.6)%		$181,580	$351,344	(48.3)%
Restaurant margin $/Store week	$13,384	$16,591	(19.3)%		$8,956	$18,153	(50.7)%

Franchise restaurants
Franchise royalties and fees	$4,756	$5,259	(9.6)%		$12,989	$16,205	(19.8)%
Store weeks	1,259	1,220	3.2%		3,788	3,623	4.6%
Comparable restaurant sales (2)	(11.2)%	2.4%			(19.5)%	3.0%
U.S. franchise restaurants only:
Comparable restaurant sales (2)	(9.6)%	3.2%			(16.8)%	4.0%
Average unit volume (3)	$1,228	$1,349	(9.0)%		$3,543	$4,230	(16.2)%

Pre-opening expense	$4,894	$4,736	3.3%		$14,296	$12,801	11.7%

Depreciation and amortization	$29,364	$28,347	3.6%		$87,434	$84,574	3.4%
As a % of revenue	4.7%	4.4%	29	bps	5.0%	4.2%	80	bps

General and administrative expenses	$25,951	$35,225	(26.3)%		$88,520	$111,168	(20.4)%
As a % of revenue	4.1%	5.4%	(130	)bps	5.0%	5.5%	(44	)bps

(1)  Includes three international franchise locations that are temporarily closed.

(2)  Comparable restaurant sales reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(3)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(4)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.